As filed with the Securities and Exchange Commission on August 26, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARBINGER GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware	74-1339132
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 Park Avenue, 27th Floor
New York, NY 10022
(212) 906-8555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis T. McCarron
Executive Vice President and Chief Financial Officer
450 Park Avenue, 27th Floor
New York, NY 10022
(212) 906-8555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
__________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.0.01 per share	60,449,536	$4.34	$262,350,987	$30,459

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The offering price and registration fee are computed using $4.34, the average of the high and low prices of the registrant’s common stock, as reported by the New York Stock Exchange on August 25, 2011.

_________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2011

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
HARBINGER GROUP INC.

60,449,536 Shares
Common Stock

The selling stockholders identified in this prospectus may sell, from time to time, up to 60,449,536 shares of our common stock, including common stock that is issuable upon conversion of our Series A Participating Convertible Preferred Stock (the “Series A Shares”) and our Series A-2 Participating Convertible Preferred Stock (the “Series A-2 Shares”).  The Series A Shares and the Series A-2 Shares were initially issued to the selling stockholders on May 13, 2011 and August 5, 2011, respectively, and are convertible into our common stock at their accreted value at the option of the selling stockholders or us pursuant to the terms of the Series A Shares and the Series A-2 Shares set forth in the applicable certificate of designation.  The Series A Shares and the Series A-2 Shares are referred to collectively as the “Preferred Stock.”

The selling stockholders may offer for sale or otherwise distribute the shares of our common stock covered by this prospectus in one or more transactions, directly or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We will bear all expenses in connection with this offering of our common stock, other than any underwriting fees, discounts, selling commissions and stock transfer taxes, if any.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “HRG”. The last reported sale price of our common stock on the NYSE on August 25, 2011 was $4.31 per share.

You should carefully read this prospectus before you invest. Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 6.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

_________________________

The date of this prospectus is                 , 2011.

_________________________

You should rely only on the information contained in or incorporated by reference in this prospectus.  Neither the selling stockholders nor we have authorized anyone to provide you with information that is different.  The information in this prospectus or the information we previously filed with the Securities and Exchange Commission, or the SEC, that we incorporate by reference in this prospectus may only be accurate as of its respective date.

Unless otherwise indicated in this prospectus or the context requires otherwise, in this prospectus, “HGI,” “the Company,” “we,” “us” or “our” refers to Harbinger Group Inc. and, where applicable, its consolidated subsidiaries.  “Harbinger Parties” refers, collectively, to Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.

_________________________

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended, or the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC.  This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You may read and copy any materials that we file with the SEC at the SEC Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings can also be read at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  The SEC maintains an Internet site that contains the reports, proxy and information statements and other information that we and other issuers file electronically with the SEC.  The SEC’s Internet web site address is http://www.sec.gov.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and the securities.  The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC, allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently provide updating or superseding information in this prospectus or in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

We are incorporating by reference the following documents that we have filed with the SEC:

—
our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 11, 2011 as amended by Amendment No. 1 thereto as field with the SEC on May 2, 2011 (other than the information under the captions “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosure about Market Risk” and “Financial Statements,” which have been recast as reflected in our Form 8-K filed on June 10, 2011, and the caption “Controls and Procedures,” which is not applicable to the recast financial statements), (Commission File No.: 1-4219);

—	our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2011 and July 3, 2011, as filed with the SEC on May 13, 2011 and August 12, 2011, respectively (Commission File No.: 1-4219);

—
our Current Reports on Form 8-K, as filed (excluding any portions furnished) with the SEC on January 7, 2011, January 10, 2011, January 18, 2011, January 25, 2011, February 2, 2011, February 10, 2011, March 10, 2011, April 11, 2011, as amended by Amendment No. 1 thereto as filed with the SEC on June 17, 2011, April 20, 2011, April 26, 2011 , May 13, 2011, May 20, 2011, June 10, 2011, June 15, 2011, June 23, 2011, June 23, 2011, June 24, 2011, June 28, 2011, July 5, 2011, August 5, 2011 and August 8, 2011 (Commission File No.: 1-4219);

—	our definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 16, 2011; and

—	the description of our common stock contained in our Information Statement on Schedule 14C, as filed with the SEC on November 30, 2009 (Commission File No.: I-4219).

We are also incorporating by reference into the accompanying prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. Neither we nor the selling stockholders have authorized anyone to provide you with any additional information.

The documents incorporated by reference into this prospectus are available from us and upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:

Harbinger Group Inc.
Attn.: Chief Financial Officer
450 Park Avenue, 27th Floor
New York, NY 10022
(212) 906-8555

Except as expressly provided above, no other information, including information on our web site, is incorporated by reference into this prospectus.

THE COMPANY

We are a holding company that is majority owned by the Harbinger Parties. We were incorporated in Delaware in 1954 under the name Zapata Corporation and reincorporated in Nevada in April 1999 under the same name. On December 23, 2009, we were reincorporated in Delaware under the name Harbinger Group Inc.  Our common stock trades on the NYSE under the symbol “HRG.” Our principal executive offices are located at 450 Park Avenue, 27th Floor, New York, New York 10022.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”  More information about us is also available through our website at www.harbingergroupinc.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus or in information we file with the SEC are forward-looking statements that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of our management and the management of our subsidiaries. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of our company. Forward-looking statements include, without limitation, the information regarding: conditions to, and the timetable for, completion and integration of acquisitions and the future economic performance of our subsidiaries.

Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology.

Forward-looking statements are not guarantees of performance. Further description of risks, uncertainties and other important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements is incorporated by reference herein under the section entitled “Risk Factors” and appears in our periodic SEC filings as incorporated by reference in this prospectus, including our Quarterly Report on Form 10-Q for the quarter ended July 3, 2011.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We also caution you that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus or the date of documents incorporated by reference herein. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect actual outcomes.

RISK FACTORS

Investing in our common stock involves risks.  You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement.  You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended July 3, 2011 which is incorporated by reference into this prospectus.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders.  All proceeds from the sale of shares in this offering will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

The shares of our common stock to which this prospectus relates are being registered for sale by the selling stockholders named below. We have registered the shares to permit the selling stockholders and certain of their transferees after the date of this prospectus to sell the shares when they deem appropriate. We refer to all of these possible sellers as the “selling stockholders” in this prospectus. The selling stockholders may sell all, a portion or none of their shares at any time.

The following table sets forth the maximum number of shares of our common stock to be sold by the selling stockholders, assuming the conversion of all shares of Preferred Stock held by or for the benefit of each selling stockholder into shares of our common stock. The percentage of shares beneficially owned before the offering is based on 139,284,286 shares of common stock outstanding and 60,449,536 shares of common stock issuable upon the conversion of all Preferred Stock held by or for the benefit of each selling stockholder, in each case as of August 10, 2011.  In the event that a selling stockholder sells all of the shares that it may sell hereunder, such selling stockholder will cease to beneficially own any shares of our common stock.

Except as otherwise indicated, each selling stockholder has sole voting and dispositive power with respect to such shares.

	Maximum Number of Shares that May be Sold Hereunder(1)
Name of Beneficial Owner	Shares	%
CF Turul LLC	31,706,667	15.9
PECM Strategic Funding L.P.	1,701,334	*
Providence TMT Debt Opportunity Fund, L.P.	6,032,000	3.0
Wilton Re Holdings Limited	3,866,667	1.9
Luxor Capital Partners, LP	2,054,858	1.0
Luxor Capital Partners Offshore Master Fund, LP	3,180,429	1.6
Luxor Wavefront, LP	737,000	*
OC 19 Master Fund, LP	229,000	*
GAM Equity Six, Inc.	227,286	*
Quantum Partners LP	3,571,429	1.8
JHL Capital Group Master Fund L.P.	3,571,429	1.8
DDJ High Yield Fund	35,715	*
General Motors Hourly-Rate Employes Pension Trust - 7N1H	535,715	*
General Motors Salaried Employes Pension Trust - 7N1I	285,715	*
Stichting Pensioenfonds Hoogovens	178,572	*
Caterpillar Inc. Master Retirement Trust	357,143	*
J.C. Penney Corporation, Inc. Pension Plan Trust	428,572	*
Stichting Bewaarder Interpolis Pensioenen Global High Yield Pool	464,286	*
Stichting Pensioenfonds voor Fysiotherapeuten	142,858	*
Houston Municipal Employees Pension System	142,858	*
UAW Retiree Medical Benefits Trust	535,715	*
DDJ Distressed and Special Situations Fund, L.P.	142,858	*

	Maximum Number of Shares that May be Sold Hereunder(1)
Name of Beneficial Owner	Shares	%
Russell Investment Company - Russell Global Opportunistic Credit Fund	285,715	*
DDJ Capital Management Group Trust - High Yield Investment Fund	35,715	*

*	Less than one percent.

(1)
The beneficial ownership of the common stock by the selling stockholders set forth in the table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days.  The beneficial ownership of the common stock by the selling stockholders set forth in the table does not give effect to limitations on conversion of the Preferred Stock imposed by insurance regulations.

Material Relationships with the Selling Stockholders

Registration Rights Agreement

In connection with the issuance of the Series A Shares and the Series A-2 Shares, we entered into an initial Registration Rights Agreement and an Amendment and Joinder to the Registration Rights Agreement (together the “Registration Rights Agreement”), under which we agreed, pursuant to the terms and conditions set forth therein, to register the common stock into which the Preferred Stock may convert.  Under the Registration Rights Agreement, we are required to use commercially reasonable efforts to file a shelf registration statement covering the resale by the Electing Holders (as defined in the Registration Rights Agreement) of Registrable Securities (as defined in the Registration Rights Agreement), and are required to maintain the effectiveness of such registration statement on a delayed or continuous basis until all of the common stock covered therein has been sold or may be sold without volume or manner of sale restrictions under Rule 144 of the Securities Act.

The selling stockholders are also entitled to unlimited piggyback rights on any registrations with respect to an underwritten offering by the Company for its own account, subject to certain exceptions. The foregoing registration rights are subject to customary limitations and exceptions, including the Company’s right to defer the registration in certain circumstances and certain cutbacks by the underwriters.

Under the Registration Rights Agreement, we have agreed to indemnify each selling stockholder and its partners, directors, officers, employees, agents, trustees and each person, if any, who controls such stockholder against certain liabilities, including specified liabilities under the Securities Act. We have also agreed to indemnify any underwriters for such selling stockholders and their officers, directors and employees and each person, if any, who controls such underwriters to the same extent as provided with respect to the indemnification of the selling stockholders. The selling stockholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities. We have agreed to pay all expenses in connection with this offering, but not including any broker’s commission or underwriter’s discount or commission incurred by the selling stockholders.

This summary of the Registration Rights Agreement is qualified in its entirety by reference to the initial Registration Rights Agreement and the Amendment and Joinder, which are filed as exhibits to the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such common stock from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. A selling stockholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The common stock offered by this prospectus may be sold or otherwise distributed from time to time:

—	directly by the selling stockholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest, or

—
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. The selling stockholders from time to time identified as or affiliated with registered broker-dealers participating in the sale or distribution of the common stock from time to time are deemed to be underwriters with respect to securities sold by them pursuant to this prospectus. As a result, any profits on the sale of the Securities by such selling stockholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	otherwise negotiated prices or without cash consideration.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the shares;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	through dividends or other distributions made by selling stockholders to their respective partners, members or stockholders;

•	through any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the common stock offered will be subject to certain conditions precedent and the terms of any agreement entered into with the underwriters. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

Our common stock is listed on the NYSE under the symbol “HRG.”

There can be no assurance that any selling stockholder will sell any or all of the common stock under this prospectus. Further, we cannot determine whether any such selling stockholder will transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Underwriters, dealers or agents may be authorized to solicit offers by certain institutional investors to purchase the common stock from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

—	commercial and savings banks;

—	insurance companies;

—	pension funds;

—	investment companies; or

—	educational and charitable institutions.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear, among other things, underwriting fees, discounts or commissions or transfer taxes relating to the sale of the common stock.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.  As of August 10, 2011, we have 139,284,286 shares of common stock and 400,000 shares of Preferred Stock outstanding. Summarized below are material provisions of our certificate of incorporation (including the certificates of designation of the Preferred Stock) and by-laws as currently in effect, as well as relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary is qualified in its entirety by the provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to our Annual Report on Form 10-K, which is incorporated herein by reference, and by the applicable provisions of the DGCL.

Common stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are, and the shares of common stock to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of the Preferred Stock and of any other series of preferred stock that may be issued in the future.

Preferred stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Series A and Series A-2 Preferred Stock

The following discussion provides only a summary of the terms of the Preferred Stock. For a more complete understanding of the Preferred Stock, we urge you to review the certificates of designation of the Series A Shares and the Series A-2 Shares, including amendments thereto, which have been filed as exhibits to our Current Reports on Form 8-K filed on May 13, 2011 and August 5, 2011 and incorporated herein by reference.

Dividends.  The Preferred Stock will accrue a cumulative quarterly cash dividend at an annualized rate of  8%.  The Purchase Price of the Preferred Stock will accrete quarterly at an annualized rate of 4% reduced to 2% or 0% if the Company achieves specified rates of growth measured by increases in its net asset value. The Preferred Stock is also entitled to participate in cash and in-kind distributions to holders of shares of common stock on an as-converted basis.

Optional Conversion.  Each share of Preferred Stock may be converted by the holder into common stock at any time based on the then applicable conversion price.  The initial conversion price is $6.50 for the Series A Shares and $7.00 for the Series A-2 Shares and is subject to adjustment for dividends, certain distributions, stock splits, combinations, reclassifications, reorganizations, recapitalizations and similar events, as well as in connection with issuances of common stock (and securities convertible or exercisable for common stock) below the conversion price (which adjustment shall be made on a weighted average basis).  Until certain regulatory filings are made and approvals are obtained and effective, Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Automatic Conversion/Mandatory Redemption.  On May 13, 2018, holders of the Preferred Stock are entitled to cause the Company to redeem the Preferred Stock at the Purchase Price per share plus accrued but unpaid dividends. Each share of Preferred Stock that is not so redeemed will be automatically converted into shares of common stock at the applicable conversion price then in effect.

Upon a change of control (as defined in the certificates of designation), holders of the Preferred Stock are entitled to cause the Company to redeem its Preferred Stock at a price per share equal to the sum of 101% of the Purchase Price and any accrued and unpaid dividends, including accrued and unpaid cash and accreting dividends for the then current dividend period.

Optional Redemption.  At any time after May 13, 2014, the Company may redeem the Preferred Stock, in whole but not in part, at a price per share equal to 150% of the Purchase Price plus accrued but unpaid dividends, subject to the holder’s right to convert prior to such redemption.

Mandatory Conversion.  After May 13, 2014, the Company may force conversion of the Preferred Stock into common stock if the thirty day volume weighted average price of our common stock, or VWAP, and the daily VWAP exceeds 150% of the then applicable Conversion Price for at least twenty trading days out of the thirty trading day period used to calculate the thirty day VWAP. In the event of a forced conversion, the holders of Preferred Stock will have the ability to elect cash settlement in lieu of conversion if certain market liquidity thresholds for the common stock are not achieved. In addition, for so long as CF Turul LLC owns sufficient combined voting power (through ownership of Preferred Stock and common stock) to entitle it to have consent rights or to nominate directors or appoint observers (as described below), the Company’s ability to force conversion shall be limited so that CF Turul LLC retains at least one share of Preferred Stock, enabling it to continue to exercise its right to nominate directors, appoint observers or exercise consent rights associated with the Preferred Stock, but such Preferred Stock shall have no other rights or preferences. Upon CF Turul LLC ceasing to own sufficient combined voting power to exercise these rights, the retained share shall be automatically cancelled.

Liquidation Preference.  In the event of any liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive per share the greater of (i) 150% of the Purchase Price, plus any accrued and unpaid dividends and (ii) the value that would be received if the share of Preferred Stock were converted into common stock immediately prior to the liquidation or winding up.

Participation Rights.  Prior to May 13, 2016 with respect to the Series A Shares and prior to August 5, 2016 with respect to the Series A-2 Shares, subject to meeting certain ownership thresholds, certain Purchasers will be entitled to participate, on a pro rata basis in accordance with their ownership percentage, determined on an as-converted basis, in issuances of equity and equity linked securities by the Company. In addition, subject to meeting certain ownership thresholds, certain Purchasers of Preferred Stock will be entitled to participate in issuances of preferred securities and in debt transactions of the Company.

Voting Rights.  The holders of the Preferred Stock will be entitled to vote on an as-converted basis with the Company’s holders of common stock on all matters submitted to a vote of the holders of common stock for all purposes. However, until approval is obtained from certain insurance regulatory authorities, no holder of Preferred Stock may, at any time, vote more than 9.9% of the total number of votes which may be cast in a general election of a director of the Company.

Consent Rights.  Consent of the holders of Preferred Stock is required before certain fundamental changes that can be made to the Preferred Stock, including changes to the terms of the Preferred Stock with respect to liquidation preference, dividend, or redemption rights. Consent of the holders of a majority of Preferred Stock is required before, subject to certain exceptions, certain material actions may be taken with respect to the Preferred Stock including issuing stock senior or pari passu to the Preferred Stock and incurring debt, or permitting a subsidiary to incur debt or selling assets or permitting a subsidiary to sell assets not otherwise permitted by the indenture relating to the Company’s Senior Secured Notes due 2015 (or any replacement thereof). While CF Turul LLC continues to own at least 50% of the Series A Shares it initially purchased (either as Preferred Stock or common stock upon conversion), consent of CF Turul LLC is required before any action may be taken which, pursuant to the express terms of the certificate of designation, requires approval by a majority of the holders of Preferred Stock or any action with respect to certain related party transactions between the Company and its affiliates.

Board Representation.  Subject to certain approval from certain insurance regulatory authorities, so long as CF Turul LLC owns at least 50% of the Series A Shares it initially purchased or 10% of the outstanding common stock on an as-converted basis, CF Turul LLC shall have the right to appoint one director to the Board who shall be entitled to be a member of any committee of the Board (except for any special committee formed to consider a related party transaction involving CF Turul LLC).

If CF Turul LLC does not appoint a director, subject to meeting certain ownership thresholds, CF Turul LLC has the right to appoint an observer to attend all meetings of the Board, any committee of the Board, and the board of any wholly owned subsidiary of the Company on which it does not have a director.  Upon a specified breach event (described in the Section “Terms of the Series A Shares—Other Covenants” below) the size of the Board will be increased by one or two directors, depending on whether CF Turul LLC has appointed a director prior thereto. CF Turul LLC, or a majority of Purchasers if CF Turul LLC at that time owns less than a threshold amount, in either common stock or Preferred Stock, will have the right to appoint one or two directors, reasonably acceptable to the Board.

Subject to meeting certain ownership thresholds, in the event that Philip A. Falcone ceases to have principal responsibility for the Company’s investments for a period of more than 90 consecutive days, other than as a result of temporary disability, and CF Turul LLC does not approve the Company’s proposed business continuity plan, CF Turul LLC may appoint such number of directors that, when the total number of directors appointed by CF Turul LLC is added to the number of independent directors, that number of directors is equal to the number of directors employed by or affiliated with the Company or the Harbinger Parties and their affiliates (the “Harbinger Affiliates”).

Notwithstanding all of the foregoing, CF Turul LLC’s representation on the Board will always be less than or proportionate (save for rounding up, where necessary) to its beneficial ownership of the Company’s common stock and will otherwise comply with the rules of the NYSE and certain insurance regulatory authorities.

Other Covenants.  The certificates of designation include additional terms regarding obligations of the Company. Upon a specified breach event (which shall include an event of default under the indenture relating to the Company’s Senior Secured Notes due 2015, the Company’s failure to pay any dividends for a period longer than 90 days, the Company’s failure to maintain a 1:1 ratio of cash and cash equivalents to fixed charges until March 31, 2012, the Company’s failure to perform certain covenants under the certificates of designation, and causing the delisting of its common stock), the Company shall be prohibited from making certain restricted payments, incurring certain debt, and entering into certain agreements to purchase debt or equity interests in portfolio companies of the Harbinger Affiliates and related parties (other than the Company) or to sell equity interests in portfolio companies of the Company to the Harbinger Affiliates and related parties.

Directors’ liability; indemnification of directors and officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

 •         for any breach of the duty of loyalty;

 •         for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

 •         for liability under Section 174 of the DGCL (relating to unlawful dividends, stock repurchases or stock redemptions); or

 •         for any transaction from which the director derived any improper personal benefit.

The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws will provide that we indemnify each director and the officers, employees and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Any amendment to or repeal of these provisions will not adversely affect any right or protection of our directors in respect of any act or failure to act that occurred prior to any amendment to or repeal of such provisions or the adoption of an inconsistent provision. If the DGCL is amended to provide further limitation on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. Our by-laws authorize us to indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions. We intend to maintain director and officer liability insurance, if available on reasonable terms.

Certain certificate of incorporation, by-law and statutory provisions

Some of the provisions of our certificate of incorporation and by-laws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Stockholder action by written consent; special meetings of stockholders

Our certificate of incorporation permits stockholder action by written consent in lieu of a meeting in accordance with Delaware law.  A special meeting of our stockholders can be called only by the chairman of the board or any three members of the board of directors. A special meeting cannot be called by stockholders.

Advance notice requirements for stockholder proposals and director nominations

Our by-laws require stockholders to provide to the board of directors not less than 90 days’ and not more than 120 days’ advance notice of business proposed to be brought before, and of nominations of directors to be made at, a stockholder meeting. The content of the notice must include the stockholder’s beneficial stock ownership information, including his or her derivative and short positions and all information required by Regulation 14A of the SEC proxy rules. Failure to deliver proper notice in a timely fashion results in exclusion of the proposal from stockholder consideration at the meeting.  In the case of nominations of directors, our by-laws also require nominees to respond to a questionnaire providing information about the candidate’s background and qualifications, to represent that he or she has no agreements with any third party as to voting or compensation in connection with his or her service as a director, and to agree to abide by applicable confidentiality, governance, conflicts, stock ownership and trading policies of the Company.

Election and removal of directors

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders.  Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors.  Our certificate of incorporation and by-laws will not provide for cumulative voting in the election of directors.  A director may be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors.

Anti-takeover laws/interested stockholder transactions

Unless a corporation elects in its certificate of incorporation or by-laws for the following provision not to apply, DGCL Section 203 prohibits a corporation from engaging in any “business combination” with a 15% or greater stockholder for a period of three years following the time that such stockholder obtained such ownership, unless (i) the board of directors approved either the business combination or the transaction which resulted in the stockholder’s ownership before the stockholder obtained such ownership; (ii) the transaction resulted in the stockholder owning at least 85% of the outstanding voting stock of the corporation not owned by the interested stockholder or officers or directors of the corporation; or (iii) the business combination is approved by the board of directors and authorized (not by written consent) by the affirmative vote of at least 66 2/3% of the “disinterested” stockholders.  Section 203 does not apply to any stockholder who became an “interested stockholder” (i.e., a 15% or greater stockholder) at a time when the Section 203 restrictions did not apply.  In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

In connection with our reincorporation merger in 2009, as a result of which we changed our corporate domicile from Nevada to Delaware, we opted out of the statutory provisions of DGCL Section 203, but our certificate of incorporation  replicates its terms except that the subject business combination will require approval by the board of directors and authorization (whether by written consent or vote) by the affirmative vote of at least a majority of the “disinterested” stockholders (rather than 66 2/3% of such stockholders).  Similar to the non-applicability of Section 203, the interested stockholder provisions of our certificate of incorporation do not apply to any stockholder who became an “interested stockholder” at a time when the Section 203 restrictions did not apply (i.e. prior to the reincorporation merger).  As a result, the interested stockholder provisions of  our certificate of incorporation do not apply to the Harbinger Affiliates. While Section 203 would apply to an interested stockholder if its holdings fall below the 15% threshold and later again surpass the 15% threshold, our certificate of incorporation provides a permanent exemption from the interested stockholder provisions for the Harbinger Affiliates.

Business Opportunities

 The DGCL permits Delaware corporations to renounce an opportunity to participate in specified business opportunities or specified classes or categories of business opportunities.  Our certificate of incorporation recognizes that persons who serve as our directors may also serve, from time to time, as directors, officers or partners, or in other capacities, with other entities, including entities affiliated with the Harbinger Affiliates, and that the Company will derive substantial benefits from the service of such persons (each, an “Overlap Person”).  Our certificate of incorporation renounces the requirement for an Overlap Person to introduce or pursue any potential business opportunities on behalf of the Company unless:

—	such potential business opportunity was expressly presented or offered to the Overlap Person solely in his or her capacity as a director or officer of the Company;

—	the Company possesses, or would reasonably be expected to be able to possess, the resources (including cash) necessary to exploit such potential business opportunity; and

—	such business opportunity relates exclusively to the business of the Company as determined by our board of directors from time to time in good faith.

Further, our certificate of incorporation renounces all interests and expectancies in business opportunities which relate to:

—
the acquisition of an equity interest in an individual, corporation, partnership, unincorporated association or other entity (a “Person”) that does not entitle the Company to elect a majority of the members of the board of directors, general partner, managing member or similar governing body of such Person;

—	the extension of credit to any Person or acquisition of any interest or participation in any debt;

—
the acquisition of debt, equity or other interests in a Person or business that is reasonably believed by an Overlap Person or the entity in which an Overlap Person serves as a director, officer, partner, manager, representative, agent or employee to be distressed or insolvent or to be in default with respect to any debt;

—
the extension of credit to, or the acquisition of debt or equity or other interests or assets in, a Person or business that is in a bankruptcy or insolvency proceeding, including, but not limited to, providing debtor-in-possession financing or the purchase of interests in a Person, assets or business in connection with a bankruptcy or insolvency proceeding or reorganization or liquidation relating to or arising from a bankruptcy or insolvency proceeding;

—	an acquisition of assets that does not constitute a whole company, operating division of a Person or line of business; or

—	investments in any other industry in which the Company is not then engaged and that our board of directors designates from time to time as being a disqualified opportunity.

Pursuant to our certificate of incorporation and the DGCL, our board of directors has discretion from time to time to assert or renounce our interests and expectancies in business opportunities in one or more specific industries. We expect that our directors will inform our board from time to time of material relationships and arrangements they have with other entities, including those entities which may be seeking investment opportunities in industries in which we are engaged.

The Harbinger Affiliates and related parties have agreed, pursuant to the terms of a letter agreement with certain holders of our Preferred Stock, that they will, subject to certain exceptions, present to us certain business opportunities in the consumer product, insurance and financial products, agriculture, power generation and water and mineral resources industries.  However, we cannot assure you that the terms of this agreement will be enforced because we are not a party to this agreement and have no ability to enforce its terms.

Amendment of the certificate of incorporation and by-laws

Subject to the consent rights of the holders of Preferred Stock with respect to certain amendments as described above under “– Preferred Stock – Series A and Series A-2 Preferred Stock,” our certificate of incorporation can be amended by a majority vote of stockholders. There are no provisions which require a higher vote to amend.  Our by-laws may be amended by a majority of our directors and may also be amended by the holders of a majority of our outstanding voting stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Co.

New York Stock Exchange

Our common stock is listed on the New York Stock Exchange under the symbol “HRG”.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock offered in this prospectus will be passed upon by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Harbinger Group Inc. as of September 30, 2010 and 2009 (Successor), and the related consolidated statements of operations, cash flows, and changes in equity (deficit) and comprehensive income (loss) for the year ended September 30, 2010, the period August 31, 2009 to September 30, 2009 (Successor), the period October 1, 2008 to August 30, 2009, and the year ended September 30, 2008 (Predecessor) have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Fidelity & Guaranty Life Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in shareholder’s equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm, as experts in accounting and auditing. The audit report covering these financial statements refers to a change in the method of accounting for other-than-temporary impairments in 2009 and for the fair value of financial instruments in 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by us in connection with the distribution of our common stock being registered in this registration statement.  The selling stockholders will not bear any portion of such expenses.  All amounts other than the SEC registration fee are estimates.

SEC registration fee	$30,459
Printing fees and expenses	25,000
Legal fees and expenses	45,000
Accounting and auditor fees and expenses	30,000
Miscellaneous	9,541
Total	$140,000

Item 15.        Indemnification of Directors and Officers.

Certificate of Incorporation

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The Certificate of Incorporation provides that the personal liability of the directors of HGI is eliminated to the fullest extent permitted by the DGCL, including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof, as the same may be amended or supplemented. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of HGI shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Certificate of Incorporation also contains an indemnification provision that provides that HGI shall have the power, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of HGI, or is or was serving at the request of HGI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Certificate of Incorporation also provides that neither any amendment nor repeal of the indemnification or the exculpation provision thereof, nor the adoption of any provision of the Certificate of Incorporation inconsistent with the indemnification or the exculpation provision thereof, whether by amendment to the Certificate of Incorporation or by merger, reorganization, recapitalization or other corporate transaction having the effect of amending the Certificate of Incorporation, shall eliminate or reduce the effect of the indemnification or the exculpation provision in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the indemnification or the exculpation provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

By-laws

The By-laws provide that each person who is or was a director of HGI shall be indemnified and advanced expenses by HGI to the fullest extent permitted from time to time by the DGCL as it existed on the date of the adoption of the By-laws or as it may thereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits HGI to provide broader indemnification rights than said law permitted HGI to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. HGI may, by action of its board of directors, provide indemnification and advance expenses to officers, employees and agents (other than directors) of HGI, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of HGI, or each of the foregoing, a Covered Person, with the same scope and effect as the foregoing indemnification of directors of HGI. HGI shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by HGI’s board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the By-laws or otherwise by HGI. Without limiting the generality or the effect of the foregoing, HGI may enter into one or more agreements with any person which provide for indemnification or advancement of expenses greater or different than that provided in the By-laws.

The By-laws also contain a provision that provides that any right to indemnification or to advancement of expenses of any Covered Person arising pursuant to the By-laws shall not be eliminated or impaired by an amendment to or repeal of the By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

To the extent and in the manner permitted by law, HGI also has the right to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Indemnification Agreements

HGI enters into indemnification agreements with its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in its Certificate of Incorporation and By-laws. The indemnification agreements may require HGI, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of HGI and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

In addition, HGI maintains liability insurance for its directors and officers. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.

Item 16.        Exhibits.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

*  Filed herewith.

Item 17.        Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B and relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 26, 2011.

HARBINGER GROUP INC.

By:	/s/ Francis T. McCarron
Name: Francis T. McCarron
Title: Executive Vice Prsident and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Francis T. McCarron or Robin Roger or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 26, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Philip A. Falcone	Chief Executive Officer
Philip A. Falcone	(Principal Executive Officer)
and Chairman of the Board of Directors

/s/ Francis T. McCarron	Executive Vice President and Chief Financial Officer
Francis T. McCarron	(Principal Financial Officer)

/s/ Richard H. Hagerup	Interim Chief Accounting Officer
Richard H. Hagerup	(Principal Accounting Officer)

Signature	Title

/s/ Omar M. Asali	Acting President and Director
Omar M. Asali

/s/ Lap Wai Chan	Director
Lap Wai Chan

/s/ Keith M. Hladek	Director
Keith M. Hladek

/s/ Thomas Hudgins	Director
Thomas Hudgins

/s/ Robert V. Leffler, Jr.	Director
Robert V. Leffler, Jr.

/s/ David Maura	Director
David Maura

/s/ Robin Roger	Director
Robin Roger

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

* Filed herewith.